SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant     X
Filed by a party other than the registrant
Check the appropriate box:
 ___ Preliminary Proxy Statement   ___ Confidential for Use for the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))

  X  Definitive Proxy Statement
 ___ Definitive Additional Materials
 ___ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Cousins Properties Incorporated

                  (Name of Registrant as Specified in Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
  X  No fee required.
 ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

 ___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 1997

TO THE STOCKHOLDERS OF COUSINS PROPERTIES INCORPORATED:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cousins Properties Incorporated (the "Company") will be held on Tuesday, April 29, 1997, at 2:00 p.m., local time, at the Wildwood Conference Center, Lobby Level, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, for the following purposes:

              (1) To elect seven (7) Directors;

              (2) To consider and act upon a proposal to amend the Restated Articles of Incorporation so as to, among other things, authorize preferred stock, modify the stock ownership limitation provisions, increase the flexibility of the Board of Directors with respect to acquisitions of treasury shares, remove the concept of "capital surplus" from the Company's distribution requirements, remove the requirement of par value with respect to future issuances of capital stock and clarify limitations on Director liability;

              (3) To consider and act upon a proposal to amend the Stock Plan for Outside Directors so as to, among other things, allow the grant of restricted stock and stock options to Outside Directors and increase the shares available under the plan; and

              (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 13, 1997 will be entitled to notice of and to vote at the meeting. A list of stockholders as of the close of business on March 13, 1997 will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent or his attorney.

     Your attention is directed to the Proxy Statement submitted with this notice.
                                  By  Order of the  Board of  Directors.
                                  TOM G.  CHARLESWORTH
                                  Secretary

Atlanta,  Georgia
March 28, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 29, 1997




       The accompanying proxy is solicited by the Board of Directors of Cousins Properties Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 29, 1997, at 2:00 p.m. local time, at the Wildwood Conference Center, Lobby Level, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, and any adjournments thereof. The cost of the solicitation shall be borne by the Company. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and, where a choice has been specified on the proxy, will be voted in accordance with such specification. If no choice is specified on the proxy with respect to any particular matter to be acted upon, the shares represented by the proxy will be voted in favor of such matter. The presence of holders of a majority of the outstanding shares of Common Stock either in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes are neither counted in establishing a quorum nor voted for or against matters presented for stockholder consideration. Consequently, such broker non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions, however, are neither counted for or against matters presented for stockholder consideration, and as a result have no effect on the outcome of any vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may also revoke his proxy and vote in person if he so desires.

       Only stockholders of record as of the close of business on March 13, 1997 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 29,076,420 shares of common stock, each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being given or sent to stockholders is March 28, 1997.

                              ELECTION OF DIRECTORS

       The Board has fixed the number of Directors which shall constitute the full Board for the ensuing year at seven and recommends the election of the nominees listed below, to hold office until the next annual meeting and until their successors are duly elected and qualified. All of such nominees are members of the present Board. If, at the time of the Annual Meeting, any nominees should be unable to serve or, for good cause will not serve, the persons named in the proxy will vote for such substitute nominees or vote to reduce the number of Directors for the ensuing year, as the Board recommends. The Board has no reason to believe that any substitute nominee or nominees will be required. The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The affirmative vote of a plurality of the shares represented at the meeting and entitled to vote is required to elect the Directors.

       Pursuant to the Company's Bylaws, the Directors could, by a majority vote, increase the number of Directors to up to 12 and fill the vacancies resulting from the increase until the next Annual Meeting. The Directors have not identified any specific persons as potential candidates to add as a Director.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

       The following table sets forth the name of each Director nominee, his age, the year he was first elected as a Director, the number of shares of common stock of the Company beneficially owned by him as of February 1, 1997, the percent of the common stock of the Company so owned, a brief description of his principal occupation and business experience during the last five years, directorships of certain publicly held companies presently held by him and certain other information.

       Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote, or direct the voting of, such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial economic interest. Except as indicated in the notes to the following table, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.


                                                                                      Shares of
                                                                                    Common Stock
                                    First                                           Beneficially
                                    Year                                            Owned as of
                                   Elected             Information                   February 1,     Percent of
     Name                  Age    Director       Concerning Nominees (1)              1997 (1)          Class
     ----                  ---    --------       -----------------------            ------------     ----------

Bennett A. Brown*          67       1994    Formerly Chairman of NationsBank.          12,925            **
                                            Formerly Chairman and Chief
                                            Executive Officer of C&S/Sovran
                                            Corporation; and the Citizens and
                                            Southern Corporation. Director of
                                            Georgia Power Company.
Richard W. Courts, II*     61       1985    Chairman of Atlantic Investment         1,409,863 (2)        4.88%
                                            Company (real estate development/
                                            investments) for at least the last
                                            five years. Director of Southern
                                            Mills, Inc.; SunTrust Banks of
                                            Georgia, Inc.; and SunTrust Bank,
                                            Atlanta.
Thomas G. Cousins          65       1962    Chairman of the Board and               5,946,691 (3)       20.51%
                                            Chief Executive Officer of the
                                            Company; has been employed
                                            by Cousins since its inception.
                                            Director of NationsBank; and
                                            Shaw Industries, Inc.
Terence C. Golden*         52       1996    President, Chief Executive Officer            173           **
                                            and Director of Host Marriott
                                            Corporation. Chairman of Bailey
                                            Realty Corporation and Bailey
                                            Capital Corporation. Director of
                                            Prime Retail, Inc.
Boone A. Knox*             60       1969    Chairman of Allied Bank of Georgia,       140,216 (4)       **
                                            Inc.for at least the last five
                                            years. Chairman of Merry Land &
                                            Investment Company, Inc. since
                                            December 1996.
William Porter Payne*      49       1996    Vice Chairman of NationsBank since            346           **
                                            February 1, 1997.  President and
                                            Chief Executive Officer of the
                                            Atlanta Committee for the Olympic
                                            Games for at least the last 5 years.
                                            Director of Jefferson Pilot
                                            Corporation.
Richard E. Salomon*        54       1994    President and Managing Director of         22,731 (5)       **
                                            Spears, Benzak, Salomon & Farrell,
                                            Inc. (investment advisor) for at
                                            least the last five years.


* Member of the Audit Committee and the Compensation, Succession, Nominating and Board Structure Committee of the Board of Directors.
**  Less than 1%.

(1)  Based upon information furnished by the respective nominees.

(2) Includes a total of 1,382,378 shares as to which Mr. Courts shares voting and investment power. Of these shares (i) 58,501 shares are owned by the Courts Foundation for which Mr. Courts serves as a Trustee and as Chairman,
     (ii) 184,708 shares are held by the Estate of Virginia C. Courts, for which Mr. Courts is co-executor and as to which Mr. Courts disclaims beneficial interest, (iii) 1,127,250 shares (3.9%) are owned by Atlantic Investment Company, and (iv) 11,919 shares are held by Mr. Courts as custodian for his children. By virtue of his position with Atlantic Investment Company, Mr. Courts may be deemed to have sole voting and investment power of the shares owned by Atlantic Investment Company. Does not include 6,379 shares owned by Mr. Courts' wife, as to which Mr. Courts disclaims beneficial interest.

(3) Does not include 458,383 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial interest. Includes 129,294 shares as to which Mr. Cousins shares voting and investment power. Because of his beneficial ownership and management position, Mr. Cousins may be deemed to be a control person, as that term is defined by the rules of the Securities and Exchange Commission, of the Company.

(4) Includes 63,194 shares owned by the Knox Foundation, of which Mr. Knox is trustee, and 351 shares owned by BT Investments, a partnership of which Mr. Knox is a general partner, as to which Mr. Knox shares voting and investment power.

(5) Does not include 1,620,010 shares beneficially owned by Key Corp and its subsidiaries, including Spears, Benzak, Salomon & Farrell, Inc., an investment advisor, as to which Mr. Salomon disclaims beneficial interest. See table in the "Principal Stockholders" section of this Proxy Statement with respect to said shares.

       There are no family relationships among the Directors or Executive Officers of the Company.

       The Board of Directors held 4 regular meetings during 1996. The Board had two standing committees -- the Audit Committee and the Compensation, Succession, Nominating and Board Structure Committee. Each Committee held one meeting during 1996. Each Director attended at least 75% of all Board of Directors and Committee meetings, except that Mr. Salomon did not attend two regular Board meetings and Mr. Payne did not attend one of the two regular Board meetings following his election as a Director.

       As described under Committee Report on Compensation, the Compensation, Succession, Nominating and Board Structure Committee sets and administers the policies that govern executive compensation. This committee also has oversight over the Company's management succession and development programs and has oversight over all personnel related matters involving senior officers of the Company. This committee also makes recommendations regarding composition and size of the Board of Directors, considers nominees recommended by stockholders, reviews qualifications of Board candidates and the effectiveness of incumbent directors, recommends a schedule of fees, tenure and retirement of Board members, recommends a slate of officers of the Company annually, and recommends from time to time the removal and promotion of such officers as well as the appointment of replacements.

       The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, reviews the independence of the independent auditors and considers the reasonableness of the independent auditors' audit and non-audit fees.

                               Executive Officers

       The following table sets forth the number and percentage of shares of common stock of the Company beneficially owned by the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer, who is included above, and by all Executive Officers and Directors of the Company as a group, as of February 1, 1997.

                                     Shares of Common Stock
                                      Beneficially Owned on
    Name                               February 1, 1997 (1)    Percent of Class
    ----                             ----------------------    ----------------

Daniel M. DuPree,
 President and Chief Operating Officer      68,165    (2)              *
John L. Murphy,
 Senior Vice President                      75,061    (3)              *
Craig B. Jones
 Senior Vice President                      18,485    (4)              *
Joel T. Murphy
 Senior Vice President                      15,404    (5)              *
Total for all Executive Officers and
 Directors as a group (16 persons)       8,010,899    (6)            27.34%

* Less than 1%

(1)  Based upon information furnished by the officers and directors.

(2) Includes 50,000 shares subject to presently exercisable options and 3,035 shares allocated to Mr. DuPree from the Company's Profit Sharing Plan. Does not include 100,000 shares awarded to Mr. DuPree by the Company under its 1995 Stock Incentive Plan. These shares are subject to employment and performance conditions, as more fully described in the section of the 1996 Proxy Statement entitled "Approval of Amendments to 1989 Stock Option Plan."

(3) Includes 63,000 shares subject to presently exercisable options and 11,061 shares held in a self directed account for Mr. Murphy in the Company's Profit Sharing Plan.

(4) Includes 14,800 shares subject to presently exercisable options and 2,984 shares allocated to Mr. Jones from the Company's Profit Sharing Plan. Includes 701 shares held by Mr. Jones as custodian for his minor children, as to which he disclaims beneficial interest.

(5) Includes 12,400 shares subject to presently exercisable options and 2,772 shares allocable to Mr. Murphy from the Company's Profit Sharing Plan.

(6) Includes a total of 376,680 shares subject to presently exercisable stock options. Includes 1,666,126 shares as to which Executive Officers and Directors share voting and investment power with others. Does not include 464,762 shares owned by wives and other affiliates of Executive Officers and Directors, as to which such Executive Officers and Directors disclaim beneficial interest.

       Mr. Daniel M. DuPree served as a general partner of Merchant's Walk Associates Limited Partnership, a Florida limited partnership unrelated to the Company, which filed for bankruptcy under the federal bankruptcy laws in 1992.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

       The following information is furnished with respect to the Chief Executive Officer and each of the other four most highly compensated Executive Officers of the Company (collectively, the "Named Executive Officers") and includes salary and bonuses paid by the Company, Cousins Real Estate Corporation ("CREC") and Cousins MarketCenters, Inc. ("CMC").

                               Annual Compensation (1)                Long Term Compensation
                             --------------------------  ---------------------------------------
     Name                                                             Securities
      and                                                Restricted   Underlying                    All Other
   Principal                                                Stock      Options/         LTIP       Compensation
   Position                  Year   Salary(2)    Bonus    Award (3)      SARs        Payouts (4)        (5)
   --------                  ----   ---------    -----   ----------   ---------      -----------   ------------
Thomas G. Cousins,           1996   $350,000   $250,000                 75,000              -      $ 21,624
  Chairman and Chief         1995    350,000    225,000                 50,000              -        21,624
  Executive Officer          1994    350,000    203,834                 50,000              -        21,624
Daniel M. DuPree,            1996    240,000    200,000                 50,000              -        16,678
  President and Chief        1995    222,600    166,950  $1,825,000     50,000              -        16,620
  Operating Officer          1994    216,100    176,847                 40,000              -        16,620

John L. Murphy,              1996    186,000    125,000                 25,000        $19,290        17,340
  Senior Vice President      1995    195,600    100,000                 25,000              -        17,340
                             1994    189,875     59,459                 10,000              -        17,340

Craig B. Jones,              1996    188,500     80,000                 20,000              -        16,860
  Senior Vice President      1995    183,000     75,000                 20,000              -        16,860
                             1994    177,709     83,584                 12,000              -        16,860
Joel T. Murphy,              1996    170,000     70,000                 25,000              -        16,620
  Senior Vice President      1995    148,400     75,000                 25,000              -        16,620
                             1994    144,072     81,907                  9,500              -        16,620

(1) Excludes perquisites and other personal benefits, the aggregate amount of which did not in the case of any individual exceed $20,000.

(2) Salary amounts disclosed are before reductions in compensation elected by the executives for medical, child care and related benefits.

(3) The Restricted Stock Award represents the market value of 100,000 shares awarded to Mr. DuPree as of September 30, 1995 (the "Grant Date"). This award is subject to the condition that Mr. DuPree remain a key employee for the five year period commencing with the Grant Date. In addition, 80,000 of these shares are subject to additional performance conditions. In general, these performance conditions are based on stockholder total return and funds from operations per share growth rates over a four to seven year period from the date of the award. The above amounts were awarded under the 1995 Stock Incentive Plan.

(4) Long-Term Incentive Plan ("LTIP") Payouts are cash payments made under Deferred Payment Agreements. See footnote (1) to the Aggregated Option table where these Deferred Payment Agreements are discussed.

(5) All Other Compensation for 1996 includes the Company's annual contribution of $15,000 to the Company's Profit Sharing Plan on behalf of each of Messrs. Cousins, DuPree, Murphy, Jones and Murphy, as well as life insurance premiums paid by the Company on behalf of the Named Executive Officers for life insurance in excess of $50,000. The Company maintains a Profit Sharing Plan for the benefit of all of the Company's full time salaried employees. The annual contribution is determined by the Board of Directors of the Company, CREC and CMC and is allocated among eligible participants. Contributions become vested over a six-year period. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

                      Option/SAR Grants In Last Fiscal Year

       The following table sets forth certain information with respect to options and SARs granted to the Named Executive Officers for the year ended December 31, 1996.

                                          Individual Grants
                     ----------------------------------------------------------
                                 Percent of
                       Number      Total
                         of       Options/
                     Securities     SARs
                     Underlying  Granted to
                     Options/    Employees   Exercise or
                        SARs     in Fiscal    Base Price  Expiration Grant Date
       Name          Granted (1)   Year     ($/share) (2)    Date     Value (3)
       ----          ----------- ---------- ------------- ---------- ----------

Thomas G. Cousins      75,000       17%        $23.00      11/26/06   $226,500
Daniel M. DuPree       50,000       11%        $23.00      11/26/06    151,000
John L. Murphy         25,000        6%        $23.00      11/26/06     75,500
Craig B. Jones         20,000        5%        $23.00      11/26/06     60,400
Joel T. Murphy         25,000        6%        $23.00      11/26/06     75,500

(1)  Options vest over a period of five years.

(2) All options were granted at prices equal to the market value of the underlying stock on the date of grant.

(3) The Black-Scholes option pricing model was used to determine the grant date value. This model assumes a risk free rate of 8 year U.S. Government Obligations as of grant dates, four year closing price volatility, dividend rates which existed as of the date of grant and an exercise period of 8 years.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year End Option/SAR Values

       The following table sets forth certain information with respect to options exercised and the value of unexercised options and SARs held by the Named Executive Officers of the Company at December 31, 1996.


                                         Number of
                                         Securities             Value of
                                         Underlying           Unexercised
                     # of                Unexercised          In-The-Money
                    Shares             Options and SARs     Options and SARs
                   Acquired               at FY-End           at FY-End ($)
                      on      Value      Exercisable/         Exercisable/
     Name          Exercise  Realized  Unexercisable (1)    Unexercisable (2)
     ----          --------  --------  -----------------    -----------------

Thomas G. Cousins        -           -  80,000/ 145,000   $  940,500/$1,160,625
Daniel M. DuPree         -           -  89,000/ 156,000   $1,023,000/$1,440,750
John L. Murphy      43,000    $305,665  63,000/  62,000   $  851,375/$  544,250
Craig B. Jones           -           -  23,800/  53,200   $  272,400/$  468,600
Joel T. Murphy           -           -  15,400/  55,100   $  174,150/$  452,163

(1) In order to compensate the holders of unexercised stock options and SARs for decreases in the underlying value of shares subject to the options and SARs which result from certain capital gains distributions to stockholders, the Company issued Deferred Payment Agreements from 1988 to 1991 to holders of unexercised stock options, and adjusted downward the grant value of unexercised SARs, at the time of each such distribution. The Deferred Payment Agreements provide for a fixed cash payment to stock option holders upon exercise of the options in an amount approximately equal to the amount of the capital gain distribution that would have been payable on the shares subject to the options if the options had been exercised prior to the record date for the distributions.

(2) The value of unexercised in-the-money options has been calculated by reducing the option price per share by the Deferred Payment Agreement before subtracting the fair market price per share of the Company's stock.

                        Committee Report On Compensation

         The Compensation, Succession, Nominating and Board Structure Committee of the Company's Board of Directors (the "Committee") is responsible for ensuring that a proper system of short and long term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

         Each executive officer's compensation is determined annually by the Committee. Senior management makes recommendations to the Committee regarding each executive officer's compensation (except the Chief Executive Officer's compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards. In 1995, the Company conducted a reevaluation of its compensation program. This was done with the assistance of an outside compensation consulting firm. In addition to providing general advice with respect to the compensation program, this firm provided a report setting forth competitive compensation data for executive officer positions and certain other management positions. In 1996, the Company informally updated the 1995 competitive compensation data for executive officer positions and certain other management positions.

         The Company's compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance and Company performance. The Company's goal is to be competitive with the marketplace on a total compensation basis, including base salary, annual and long-term incentives:

- Base Salary. Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with the Company's pay for performance approach, it is the objective of the Company to set the base salary at or below the median base salary level of the Company's peers in its industry. Base salaries are adjusted annually, following review of competitive base salary data. Changes in responsibilities are also taken into account in the review process.

- Annual Incentive Compensation. The Company awards discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and the Company as a whole. Ranges of potential bonuses and performance measures are established annually for each position. Generally, the level of performance must be at or above a median industry performance level in order for the executive to qualify for a bonus at the lower end of the range. An award at the upper end of the range is available only for an exceptional performance by industry standards.

     The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Committee included the volume of development construction commenced, completion of development projects on time and within budget, execution of tenant leases, property management and leasing results, property sales and financings achieved.

- Long-Term Incentive Compensation. The Company uses long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the stockholders. The Committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1995, the Committee developed and adopted the "1995 Stock Incentive Plan." This was approved by the stockholders in 1996. Under this plan, various stock-based awards may be made by the Committee, including stock options, restricted stock, performance shares and stock grants. In 1996 the Committee awarded stock options to each of the executive officers. In 1995 the Committee awarded stock to Mr. DuPree, subject to certain employment and performance conditions. In general, these performance conditions are based on stockholder total return and funds from operations per share growth rates over a four to seven year period from the date of the award. The level of shares ultimately earned by Mr. DuPree will depend in part on the total return achieved by the stockholders and in part on the funds from operations per share growth rate achieved by the Company over this period. These performance measures are regarded by the Committee as the most important long-term performance measures.

         The Company maintains a profit sharing plan for the benefit of its executive officers and other employees. The Board of Directors determines the Company's annual contribution under the profit sharing plan. The annual contribution is allocated among eligible employees of the Company in accordance with each such employee's compensation. At December 31, 1996, approximately 87% of the profit sharing plan was invested in the Company's common stock.

     Mr. Thomas G. Cousins has been the Chief Executive Officer of the Company since its founding in 1958 and beneficially owns approximately 20.5% of the Company's common stock. The Committee believes that Mr. Cousins is responsible for much of the Company's success. Mr. Cousins has hired and developed an outstanding management group and has furnished leadership in all areas of the Company's business. In determining Mr. Cousins' bonus for 1996, the Committee considered Mr. Cousins' significant role in the accomplishments of the Company in 1996, including performance measures referred to above.



                                        COMPENSATION, SUCCESSION, NOMINATING
                                        AND BOARD STRUCTURE COMMITTEE

February 18, 1997

                                        Richard W. Courts, II, Chairman
                                        Bennett A. Brown
                                        Terence C. Golden
                                        Boone A. Knox
                                        William Porter Payne
                                        Richard E. Salomon

                        Compensation Committee Interlocks
                            and Insider Participation

       The Company's Compensation, Succession, Nominating and Board Structure Committee is comprised of Messrs. Courts, Brown, Golden, Knox, Payne and Salomon. None of such directors have any interlocking relationships required to be disclosed in this Proxy Statement.

                 Comparison Of Five Year Cumulative Total Return

       The following table compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on January 1, 1992 and reinvestment of dividends.

                                          Fiscal Year Ended December 31,
                                   --------------------------------------------
          Company/Index            1991  1992    1993    1994    1995    1996
          -------------            ----  ----    ----    ----    ----    ----
Cousins Properties Incorporated    $100 $128.32 $152.52 $169.63 $209.20 $306.04
New York Stock Exchange Index       100  104.70  118.88  116.57  151.15  182.08
Standard & Poor 500 Index           100  107.64  118.50  120.06  165.18  203.11
NAREIT Equity REIT Index            100  114.59  137.11  141.46  163.06  220.56
Media General Industry Group 44 -
 Real Estate Index (1)              100  109.21  134.37  122.04  138.84  186.86

     (1) This index is published by Media General Financial Services and includes the Company and 78 other real estate companies.

                            COMPENSATION OF DIRECTORS

       Each Director who is not an Officer will earn a $22,000 annual retainer plus $1,000 for each Board meeting and each Committee meeting attended. On May 6, 1996 each Director was granted 2,500 stock options, subject to shareholder approval of the amendments to the Outside Director Stock Plan as set forth in this Proxy Statement. Such options have a term of ten years, vest after one year from the date of grant and are exercisable at the closing stock price on the date of grant ($19.50 per share).

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such person's beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its proxy statement each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or the prior fiscal year. Based upon information supplied to the Company, the Company believes that the only matters to be reported here are (i) Mr. DuPree's failure to report the purchase of 2,530 shares of stock on February 26, 1996 (such purchase was reported November 25, 1996) and (ii) Mr. Golden's failure to report the grant of options to acquire 2,500 shares of stock (see prior section of this Proxy Statement) and the receipt of 173 shares of stock received as compensation for Director services on his Form 5 due February 14, 1997 (such form was filed March 15, 1997).

                              CERTAIN TRANSACTIONS

       The Company and an affiliate of Thomas G. Cousins, Chairman and Chief Executive Officer of the Company, each own a 50% interest in an airplane and each pay the expenses related to the airplane based upon usage. This airplane was acquired in the fourth quarter of 1994, with payment being made through trade-in of a similarly owned aircraft and payment by the Company and Mr. Cousins' affiliate of their pro rata share of the remainder of the purchase price ($718,000 each). Until December of 1996, the Company and an affiliate of Mr. Cousins also each owned a 25% interest in an airplane hangar. The Company and the affiliate of Mr. Cousins each paid 25% of the aggregate cost of the hangar, and each paid 25% of the expenses related to the hangar. The Company's portion of shared airplane and hangar expenses totaled $121,780 in 1996.

       Nonami Enterprises, Inc., a company wholly owned by Mr. Cousins, leased office space from one of the Company's joint ventures in 1996. The base rent, additional rent and storage rent paid by this entity in 1996 totaled $71,390.

     One of the Company's joint ventures leased space to CREC and CMC in 1996. Under the terms of the lease and sublease, these entities paid rent at a rate equal to the rate that the Company was obligated to pay for such space under its lease. Mr. Cousins and Mr. DuPree are directors of CREC and CMC. Mr. Cousins, Mr. DuPree, Mr. John Murphy, Mr. Jones and Mr. Joel Murphy are officers of CREC or CMC. The financial results of CREC and CMC are included in the Company's consolidated results of operations. Mr. Cousins, Chairman of the Board and Chief Executive Officer of the Company, owns all of the voting common stock of CREC. CREC owns all of the common stock of CMC.

       In October of 1992, CMC acquired certain assets of New Market Companies, Inc. and certain affiliates (the "NM Entities") (said acquisition referred to as the "NM Acquisition"). Mr. DuPree was a principal owner and employee of the NM Entities. In October of 1992, Mr. DuPree was employed as President of CMC. Prior to the NM Acquisition, Mr. DuPree had personally acquired, either directly or indirectly, ownership interests in certain shopping center properties, including ownership interests in Mansell Crossing Associates ("Mansell"), Ashford Perimeter Associates, L.P. ("Ashford") and Merchants Walk Associates, L.P. (collectively, the "Partnerships"). Mr. DuPree retained these interests after the NM Acquisition. Either in connection with the NM Acquisition or shortly thereafter, CMC became the developer of the shopping center properties owned by the Partnerships. The terms of CMC's development arrangements were negotiated prior to Mr. DuPree's employment by CMC. In 1996, CMC earned $304,797 in development fees, leasing fees and other income related to the Partnerships and the NM Acquisition. The Company does not anticipate that Mr. DuPree or any other employee will have an ownership interest in future projects the Company owns or develops. Mr. DuPree has sold his interests in Ashford and Mansell.

     In 1996, W. Michael Murphy & Associates, Inc. ("MMA"), an entity owned by the brother of Mr. Joel T. Murphy, performed services for CMC and CREC in connection with the development of three shopping centers. MMA received fees totaling $207,596 for such work.

       In 1996, the Company acquired certain assets of The Lea Richmond Company and The Richmond Development Company (the "Richmond Companies"). Mr. Lea Richmond, III was President of these companies and had significant ownership interests in these companies. Following this acquisition, Mr. Richmond became
President -Cousins/Richmond, a division of the Company which manages and develops medical office buildings. The purchase price paid by the Company was $1.8 million, plus contingent future payments of up to an additional $1 million (of which $200,000 was paid through December 31, 1996). The Company manages certain medical office buildings owned by affiliates of the Richmond Companies. In 1996, the Company earned $168,755 in management and other income from these entities. In 1996, the Company purchased 3.28 acres of undeveloped land for a price of $2,214,000 from a partnership in which Mr. Richmond serves as a general partner. The Company also obtained an option from this partnership to buy 13.49 additional acres of undeveloped land. Both sites are suitable for medical office or office development.

           APPROVAL OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

       In 1996, the Board of Directors adopted the Restated and Amended Articles of Incorporation of the Company, subject to approval of the Company's stockholders. A copy of the Restated and Amended Articles of Incorporation of Cousins Properties Incorporated is attached hereto as Exhibit "A."

       The Restated and Amended Articles of Incorporation include the following changes from the prior Restated Articles of Incorporation:

       (1) Preferred Stock. The Board would be authorized to issue, without further stockholder action (unless required in a specific case by applicable laws, regulations or stock exchange rules), one or more series of Preferred Stock, with such terms and at such times and for such consideration as the Board may determine. With respect to any such series of Preferred Stock, the Board will be authorized to determine, among other things: (i) the dividend rate, which may be fixed or variable, the conditions and times at which the dividend is payable, its preference as to any other class or series of capital stock, and whether dividends will be cumulative or non-cumulative; (ii) whether the shares are to be redeemable and, if so, at which times and prices and on what other terms and conditions; (iii) the terms and amount of any sinking fund provided for the purchase or redemption of the shares; (iv) whether the shares shall be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (v) the voting rights, if any, applicable to the shares in addition to those prescribed by law; (vi) the restrictions and conditions, if any, on the issue or reissue of any additional shares of such series or of any other series of preferred stock ranking on a parity with, or prior to, the shares of such series; (vii) the rights of the holders of such shares upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (viii) the restrictions on transfer in order to preserve the Company's status as a real estate investment trust; and (ix) any other relative rights, powers, preferences, qualifications, limitations or restrictions.

       The Board believes that the proposed amendment is in the best interest of the Company and its stockholders. The authorization of additional shares of Preferred Stock will give the Company greater flexibility in equity financing by permitting the Board to issue shares of Preferred Stock without the delay and expense of a special meeting of stockholders. For example, the Board may deem it appropriate to make a private or public offering of the Company's Preferred Stock in order to raise funds for working capital or other purposes or the Preferred Stock could be issued to finance possible future acquisitions.

       The flexibility to issue the "blank check" Preferred Stock could enhance the Board's bargaining capability in a takeover situation. For example, the Board could issue a series of Preferred Stock with the right as a separate class to approve any merger of sale of the Company. However, this could have the effect of delaying, deferring or preventing a change in control of the Company. In addition, the Board could forestall or prevent a change in control by means of a private placement of the Preferred Stock with a person or entity friendly to management, whose vote would be required to approve the proposed takeover. Preferred Stock could also be issued in conjunction with the adoption of a stockholder purchase rights plan.

       Stockholders of the Company do not have preemptive rights to subscribe for or purchase any shares of Preferred Stock that may be issued in the future. Each series of Preferred Stock could and probably would, as determined by the Board at the time of issuance, rank senior to the Company's Common Stock with respect to dividends, redemption and liquidation rights. The Company has no immediate plans to issue any shares of Preferred Stock.

       (2) Stock Ownership Limitations. Article 11 of the current Restated Articles of Incorporation provide that there are certain limitations on ownership of stock in the Company, such limitations generally limiting a shareholder to ownership of no more than 3.9% of the stock of the Company. This provision is intended to protect the qualification of the Company as a Real Estate Investment Trust ("REIT") for federal income tax purposes. The Restated and Amended Articles of Incorporation modify Article 11 to provide that the Board of Directors may exempt certain specified shares of stock from these limitations where the proposed transferee of such shares has provided the Board of Directors with satisfactory evidence that such transfer to such person of the specified shares will not prevent the continued qualification of the Company as a REIT for federal income tax purposes.

       (3) Limitation on Director Liability. The Restated and Amended Articles of Incorporation also provide that if the Georgia Business Corporation Code is amended to authorize corporate action further limiting the personal liability of Directors, then the liability of a Director of the Company shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. This is intended to offer the Directors the maximum limitation on liability allowable by law. The Board is not aware of any proposed modifications to the Georgia Business Corporation Code.

       (4) Treasury Shares. The Restated and Amended Articles of Incorporation make it clear that the Board of Directors has the authority to resell, dispose of and/or redesignate treasury shares as authorized, but unissued shares.

       (5) Distribution Restrictions. The concept of "capital surplus" is no longer relevant under the Georgia Business Corporation Code for purposes of permitted distributions by a corporation. The Restated and Amended Articles of Incorporation delete this concept and replace it with a restriction based on an evaluation of the assets of the Company which are legally available for distribution.

       (6) Par Value. Payment of par value is no longer required in order to make shares fully paid and nonassessable under the Georgia Business Corporation Code. The Restated and Amended Articles of Incorporation provide that shares of the Company's stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors.

       (7) Miscellaneous Changes. Other minor changes are made to the Restated and Amended Articles of Incorporation, including changes which take into account the impact of preferred stock on other articles, correct references to the Internal Revenue Code and make certain grammatical changes.

       The approval of the Restated and Amended Articles of Incorporation requires the approval of the holders of a majority of the shares represented and voting at the Annual Meeting.

       Management and the Board recommend a vote FOR the amendment of the Restated Articles of Incorporation and the adoption of the Restated and Amended Articles of Incorporation.

            APPROVAL OF AMENDMENT TO COUSINS PROPERTIES INCORPORATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS.

       The Company maintains the Stock Plan for Outside Directors (the "Plan"), which was approved previously by the Board of Directors and the Company's stockholders. The primary purpose of the Plan is to attract and retain well-qualified persons who are not employees of the Company for service as Directors of the Company and to provide incentives to such Directors through the award of shares of the Company's common stock. The number of shares of common stock reserved for issuance under the Plan prior to the adoption of this proposed amendment is 150,000 shares. The eligibility requirements under the Plan, as amended, will be the same as the current eligibility requirements. Specifically, all Directors of the Company who are not otherwise employees of the Company ("Outside Directors") will be eligible to participate in the Plan, as amended. Therefore, all Directors presently in office, except Mr. Thomas G. Cousins, will be eligible to participate in the Plan.

       The Plan provides that a Director may elect to receive Company stock in lieu of cash fees otherwise payable for services as a Director. The price at which such shares are issued is equal to 95% of the market price on the issuance date.

       The Board of Directors has adopted the Cousins Properties Incorporated Stock Plan for Outside Directors, as Amended and Restated, a copy of which is attached hereto as Exhibit "B," subject to the approval of the stockholders. The amendments to the Plan are as follows:

       (1) Restricted Stock and Stock Options. Under the Plan, as amended, Directors may be awarded restricted stock and stock options. The Board has the right to establish the terms and conditions of such restricted stock or stock option grants. This change is to allow compensation to be awarded in the form of restricted stock or stock options which is intended to more fully align the interests of the Directors with those of the stockholders.

       (2) Shares Available Under The Plan.There will be 350,000 shares of stock made available under the Plan, in lieu of the current 150,000 shares.

       (3) Stock Compensation Election Waiting Period. Prior to amendment, the Plan provided that any election by a Director to receive stock in lieu of cash compensation had to be made six months prior to the effective date of such election. The amended Plan allows a Director to make an immediately effective election, subject to the Company having the right to restrict the transfer of such stock for a six month period following its issuance.

       The Board of Directors of the Company may amend the Plan from time to time; provided, however, that no amendment will become effective absent the approval of the Company's stockholders to the extent such approval is required under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, under the rules of the New York Stock Exchange or under applicable law.

       In the event that Company's stockholders approve the Plan, as amended, all awards made under the current Plan will remain in effect subject to the terms and conditions of the current Plan.

       The amendment of the Plan requires the approval of the holders of a majority of the shares represented and voting at the Annual Meeting.

       Management and the Board recommend a vote FOR the amendment of the Plan.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information concerning each person known to the Company's Board of Directors to be the "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Company's common stock:

     Name and                                                         Percent
     Address                           Amount Beneficially Owned      of Class
     --------                          -------------------------      --------
Thomas G. Cousins                          5,946,691  (1)              20.51%
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia  30339
Southeastern Asset Management, Inc.        2,385,300  (2)(3)            8.25%
6075 Poplar Avenue
Suite 900
Memphis, Tennessee 38119
Cohen & Steers Capital Management, Inc.    2,915,400  (2)(4)           10.10%
757 Third Avenue
New York, New York  10017
Key Corp                                   1,620,010  (2)(5)            5.60%
127 Public Square
Cleveland, Ohio  44114-1306

(1) Ownership is as of February 1, 1997. Does not include 458,383 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial interest. Includes 129,294 shares as to which Mr. Cousins shares voting and investment power. Because of his beneficial ownership and management position, Mr. Cousins may be deemed to be a control person, as that term is defined by the rules of the Securities and Exchange Commission, of the Company.

(2)  Ownership is as of December 31, 1996.

(3) The beneficial owner is an investment advisor. Mr. O. Mason Hawkins is a co-filer of the applicable Schedule 13G in the event he could be deemed a controlling person of the investment advisor. The beneficial owner has indicated that it has sole voting power over 891,700 shares and sole dispositive power over 940,700 shares. It has also indicated that it has shared voting power and shared dispositive power over 1,429,900 shares. It has indicated that it has no voting power over 63,700 shares and no dispositive power over 14,700 shares. The beneficial owner has also represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company.

(4) The beneficial owner is an investment advisor. The beneficial owner has indicated that it has sole voting power over 2,594,100 shares and sole dispositive power over 2,915,400 shares. The beneficial owner has represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company.

(5) The beneficial owner is a parent holding company whose subsidiaries which acquired the stock of the Company are Key Trust Company, a bank, and Spears, Benzak, Salomon & Farrell, Inc., an investment advisor. The beneficial owner has indicated that it has sole voting power over 1,000 shares and shares the power to vote or direct the vote of 1,616,010 such shares. The beneficial owner has indicated that it shares the power to dispose or direct the disposition of 1,620,010 shares. The beneficial owner has represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company. Mr. Salomon, a Director of the Company, is the President and a Managing Director of Spears, Benzak, Salomon & Farrell, Inc.

                       APPOINTMENT OF INDEPENDENT AUDITORS

       Arthur Andersen LLP audited the accounts of the Company and its consolidated entities and performed other services for the year ended December 31, 1996. The Board of Directors has not selected the Company's independent auditors for the year ending December 31, 1997, but intends to do so after the date of this Proxy Statement. Should the firm selected be unable to perform the requested services for any reason, the Directors will appoint other independent auditors to serve for the remainder of the year. An Arthur Andersen LLP representative will be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to stockholder questions.

                              FINANCIAL STATEMENTS

       The Company's Annual Report for the year ended December 31, 1996, including audited financial statements, is being mailed together with this Proxy Statement. The Annual Report does not form any part of the materials for solicitation of proxies.

                   STOCKHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

       Stockholders who intend to submit proposals for consideration at the Company's next annual meeting of stockholders must submit such proposals to the Company no later than November 29, 1997, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Stockholder proposals should be submitted to Tom
G. Charlesworth, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

                                  OTHER MATTERS

       The minutes of the Annual Meeting of Stockholders held on May 6, 1996 will be presented at the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such Minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

       The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's stock.

                                    TOM G. CHARLESWORTH
                                    Secretary



March 28, 1997

                                    EXHIBIT A














                              RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                         COUSINS PROPERTIES INCORPORATED

                                       1.

                         The name of the Corporation is:

                         COUSINS PROPERTIES INCORPORATED

                                       2.

                 The Corporation shall have perpetual duration.

                                       3.

         The purposes of the Corporation shall be to engage in and carry on the businesses of buying, leasing and otherwise acquiring lands and interests in lands of every kind and description and wheresoever situated; buying, leasing and otherwise acquiring and constructing and erecting, or contracting for the construction and erection of buildings and structures in and on said lands for any uses or purposes; holding, owning, improving, developing, maintaining, operating, letting, leasing, mortgaging, selling or otherwise disposing of such property or any part thereof; equipping, furnishing and operating apartments, apartment houses, hotels, apartment hotels, restaurants, office buildings, shopping centers, warehouses or any other buildings or structures of whatsoever kind; to loan its funds to any person, firm or corporation, either with or without security; and to conduct any other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                       4.

         A. The Corporation shall have the authority to issue 50 million shares of Common Stock, $1 par value per share. Each share of Common Stock shall have one vote on each matter submitted to a vote of the shareholders of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

         B. The Corporation shall have the authority to issue 20 million shares of Preferred Stock, $1 par value per share. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

                  The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment that are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series (provided, however, that no such issuance or designation shall result in any holder of shares of Common Stock being in violation of the Limit provided for in Article 11.A.(1) or any Prior Owner being in violation of Article 11.A.(3), as applicable, or otherwise resulting in the Corporation failing to qualify as a REIT). Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of holders of Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (1) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

                  (2) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

                  (3) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund or otherwise;

                  (4) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class, classes or series, or any other security, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (5) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

                  (6) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

                  (7) restrictions on transfer to preserve the status of the Corporation as a REIT; and

                  (8)      any  other  relative  rights,  powers,   preferences,
                           qualifications, limitations or restrictions thereof relating to such series.

                                       5.

         Shares of stock of the Corporation may be issued by the Corporation for such consideration as shall be fixed from time to time by the Board of Directors.

                                       6.

         No shareholder shall have any preemptive right to subscribe for or to purchase any shares of stock or other securities issued by the Corporation.

                                       7.

         Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation.

                                       8.

         The Corporation shall have the full power to purchase and otherwise acquire, and dispose of its own shares and securities granted by the laws of the State of Georgia. Shares of the Corporation's Common Stock acquired by the Corporation shall be treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

                                       9.

         A. In addition to any affirmative vote required by law, by any other provision of these Restated and Amended Articles of Incorporation or by the Bylaws of the Corporation,

                  (1) any merger or consolidation of the Corporation with or into any other corporation;

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation;

                  (3) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                  (4)      any   reclassification   of  securities  of  the
                           Corporation or recapitalization or reorganization of the Corporation;

                  shall require the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Common Stock of the Corporation.

         B. Any amendment of or addition to these Restated and Amended Articles of Incorporation or the Bylaws of the Corporation which would have the effect of amending, altering, changing or repealing this Article shall require the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Common Stock of the Corporation.

                                       10.

         No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. Neither the amendment nor repeal of this Article 10 nor the adoption of any provision of these Restated and Amended Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment, repeal or adoption.

                                       11.

         A. So long as the Corporation desires to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and subject to the terms and provisions of this Article,

                  (1) After December 31, 1986, shares of stock of the Corporation shall not be transferable to any Person (as defined in C., below) if such transfer would cause such person to be the Owner (as defined in C., below) of more than 3.9% in value of the outstanding shares, which shall include both Common Stock and Preferred Stock, of the Corporation (the "Limit"). After December 31, 1986, any transfer of shares either (a) on the books of the Corporation or (b) between stockholders or (c) among accounts of a record stockholder (each of (a) (b) and (c) is referred to as a "Record Transfer") which would cause an accumulation of shares by any Person in excess of the Limit and therefore violate the prohibition of this A.(1), shall be void, and the intended beneficial transferee (the "Record Transferee") of such shares shall acquire no rights in such shares.

                  (2) Except for Persons who were Owners of shares in excess of the Limit as of the close of business on December 31, 1986 ("Prior Owners"), no Person shall at any time be the Owner of shares in excess of the Limit. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt from the operation of A.(1) and A.(2) certain specified shares of stock of the Corporation proposed to be transferred to a Person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such transfer to such Person of the specified shares of stock will not prevent the continued qualification of the Corporation as a REIT under the Code and the regulations thereunder. The Board of Directors may, but shall not be required to, condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service, assurances from one or more third parties as to future acquisitions of shares, or such other assurances as the Board of Directors may deem to be satisfactory.

                  (3) After the close of business on December 31, 1986, no Prior Owner shall at any time become the Owner of any shares not Owned as of the close of business on December 31, 1986, except for shares received pursuant to pro rata stock splits, stock dividends or similar transactions, shares acquired pursuant to stock plans approved by the shareholders of the Corporation and shares acquired from a Person whose shares are attributed to such Prior Owner for purposes of determining whether the Corporation satisfies the requirement imposed on REITs under
                           Section 856(a)(6) of the Code; provided, however, that a Prior Owner may become the Owner of shares not Owned as of the close of business on December 31, 1986 and not acquired in accordance with the first clause of this sentence (collectively, "Additional Shares") if immediately after the transaction in which such Prior Owner becomes the Owner of such Additional Shares, such Prior Owner will not Own a percentage of the value of the outstanding shares, which shall include both Common Stock and Preferred Stock, of the Corporation greater than the percentage of the value of the outstanding shares of the Corporation Owned by such Prior Owner as of the close of business on December 31, 1986, excluding, for the purpose of calculating such Prior Owner's Ownership percentage after such transaction, shares acquired by such Prior Owner since December 31, 1986 in transactions permitted under the first clause of this sentence. Any Record Transfer which would result in a transfer of shares to a Prior Owner after December 31, 1986, in violation of this A.(3), shall be void, and the Record Transferee shall acquire no rights in such shares.

                  (4) If, notwithstanding the provisions hereof at any time after December 31, 1986, there is a Record Transfer in violation of the provisions hereof to a Person which, absent the prohibitions in A.(1), would have become an Owner of shares of the Corporation in excess of the Limit, or there is a Record Transfer in violation of the provisions hereof to a Prior Owner after December 31, 1986, which, absent the prohibitions of A.(3), would have resulted in a Prior Owner becoming the Owner of shares not Owned as of the close of business on December 31, 1986, those shares of the Corporation which are a part of the most recent Record Transfer and which are in excess of the Limit or are to or for the benefit of a Prior Owner after December 31, 1986, as the case may be, including for this purpose shares deemed Owned through attribution, shall constitute "Excess Shares."

                  (5)      Excess Shares shall have the following
                           characteristics:

                           (a) Excess Shares shall be deemed to have been transferred to the Corporation as trustee (the "Trustee") of a trust (the "Trust") for the exclusive benefit of such Person or Persons to whom the Excess Shares shall later be transferred pursuant to (b) or (e) below;

                           (b) Subject to the Corporation's rights described in (e) below, an interest in the Trust (representing the number of Excess Shares held by the Trust attributable to the Record Transferee as a result of the Record Transfer that is void under A.(1) or A.(3) shall be freely transferable by the Record Transferee (i) at a price which does not exceed the price paid by the Record Transferee for the Excess Shares in connection with the Record Transfer, or
                                    (ii) if the shares become Excess Shares in a transaction otherwise than for value (e.g. by gift, devise or descent) at a price which does not exceed the Market Price on the date of the Record Transfer (in either case, the "Record Transfer Price"), provided, however, that the Excess Shares held in the Trust attributable to the Record Transferee would not constitute Excess Shares in the hands of the transferee of the interest in the Trust. Upon such transfer, the Excess Shares attributable to the Record Transferee shall be removed from the Trust and transferred to the transferee of the interest in the Trust and shall no longer be Excess Shares, and the Record Transferee's interest in the Trust shall be extinguished;

                           (c) Excess Shares shall not have any voting rights, and shall not be considered for the purpose of any stockholder vote or determining a quorum at the annual meeting or any special meeting of stockholders, but shall continue to be reflected as issued and outstanding stock of the Corporation;

                           (d) No dividends or other distributions shall be paid with respect to Excess Shares; any dividends paid in error to a Record
                                    Transferee prior to the discovery by the Corporation that the Record Transfer is void under A.(1) or A.(3) will be payable back to the Corporation upon demand; and

                           (e) Excess Shares shall be deemed to have been offered for sale to the Corporation or its designee at the lesser of the Record Transfer Price or the Market Price on the date of acceptance of the offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days from (i) the date of the Record Transfer which, absent the provisions of A.(1) or A.(3), would have made the Record Transferee the holder of Excess Shares, if the Corporation has been given notice pursuant to B.(2) that such Record Transfer creates Excess Shares as of the date of such Record Transfer or (ii) the date the Board of Directors determines in good faith that a Record Transfer which, absent the provisions of A.(l) or A.(3), would have made the Record Transferee the holder of Excess Shares has taken place, if the Corporation does not receive such notice pursuant to B.(2). Prior to any transfer of an interest in the Trust pursuant to A.(5)(b), notice of the transfer must be given to the Corporation by the Record Transferee, and the Corporation must (i) waive in writing its right to accept the offer described in this A.(5)(e) and (ii) make a good faith determination that the Excess Shares held in the Trust attributable to the Record Transferee would not constitute Excess Shares in the hands of the transferee of the interest in the Trust.

                  (6) If, notwithstanding the provisions of A.(1) and A.(3), (i) any Person acquires shares in excess of the Limit or (ii) any Prior Owner acquires additional shares after December 31, 1986, in violation of the provisions hereof, and the Corporation would have qualified as a REIT but for the fact that more than 50% in value of its shares are held by five or fewer individuals in the last half of the taxable year in violation of the requirements of the Code, then that Person, and any legal entities which constitute that Person, shall be jointly and severally liable for and shall pay to the Corporation, on an after-tax basis, an amount equal to all taxes, penalties and interest imposed, and all costs (plus interest of 15% per annum from the date such costs are incurred) incurred by the Corporation, as a result of the Corporation losing its REIT qualification (the "Indemnity"). For purposes of the preceding sentence, the amount of taxes shall include the taxes that would be payable if the Corporation, immediately after losing its REIT qualification, sold all of its properties for cash at their fair market value ("Built-In Gain Tax"), regardless of whether the Corporation actually engages in any such sales. Should the loss of REIT qualification occur as described above, then the Corporation may seek to have its qualification restored for the next taxable year, but shall not be required to do so. If the Corporation is unable to requalify for the succeeding year as a result of the prohibited share acquisitions, the Indemnity shall be applicable until the Corporation is again able to elect to be taxed as a REIT. Even if the Corporation is again able to elect to be taxed as a REIT, however, the Indemnity shall nevertheless include the full amount of the Built-In Gain Tax, even if the Corporation is allowed to pay any such taxes at the time any properties are sold during the ten-year period following the Corporation's requalification as a REIT. If more than one Person has acquired shares in excess of the Limit or is a Prior Owner who has improperly acquired additional shares after December 31, 1986, prior to or at the time of the loss of REIT qualification, then all such Persons and Prior Owners, together with all legal entities which constitute any of them, shall be jointly and severally liable, with right of contribution, for the Indemnity. However, the foregoing sentence shall not require that the Corporation proceed against any one or several of such Persons or Prior Owners or the legal entities which constitute them.

                  (7)      All  certificates  evidencing  ownership of shares of
                           the Corporation shall bear a conspicuous legend describing the restrictions set forth in this Article. Stickers bearing such legend will be distributed to record holders of shares of the Corporation's Common Stock within 30 days after the effective date of this Article 11. Such stickers shall be affixed by the holders to the certificates evidencing ownership of their shares.

         B.       (1)      If the Board of Directors  or its  designees  shall
                           at any time  determine in good faith that a Record
                           Transfer  has taken place in violation of A.(1) or
                           A.(3) or that a Person intends  to  acquire  or  has
                           attempted  to  acquire  Ownership  of any  shares of
                           the Corporation  in  violation of A.(1) or A.(3),
                           the Board of  Directors or its  designees shall  take
                           such  action as it deems  advisable to refuse to give
                           effect or to prevent such  transfer or  acquisition,
                           including but not limited to refusing to give effect
                           to such  transfer  or  acquisition   on  the  books
                           of the Corporation or instituting proceedings to enjoin such transfer or acquisition.

                  (2) Any Person who acquires or attempts to acquire shares in violation of A.(1) or A.(3), or who becomes the Record Transferee of shares which, under A.(4), become Excess Shares in the hands of that Person, is obliged immediately to give written notice thereof to the Corporation and to give to the Corporation such other information as the Corporation may reasonably require of such Person (a) with respect to the Ownership of outstanding shares held directly or by attribution by such Person, and (b) such other information as may be necessary to determine the Corporation's status under the Code.

                  (3) The Corporation has the right to request information similar to that described in (2) immediately above if it determines, in good faith, that a Person is attempting to acquire shares in violation of A.(1) and A.(3) or that a Record Transfer has been made which has resulted in Excess Shares.

         C. For the purpose of the determination to be made under this Article,

                  (1) A Person shall be considered to "Own", be the "Owner" or have "Ownership" of shares if he is treated as owner of such shares for purposes of determining whether the Corporation satisfies the requirements imposed on REITs under Section 856(a)(6) of the Code.

                  (2) "Person" includes an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501 (c)(17) of the
                           Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Corporation's common stock for a period of seven days following the purchase by such underwriter of the Corporation's common stock. "Person" does not include an organization that qualifies under Section 501(c)(3) of the Code that is not a private foundation within the meaning of
                           Section 509(a) of the Code.

                  (3) "Market Price" for Excess Shares shall be the average of the high and low prices as reported on the New York Stock Exchange composite tape if the shares are listed or admitted for trading on the New York Stock Exchange, or as reported by The Nasdaq Stock Market if the shares are designated as national market system securities and are not listed or admitted for trading on the New York Stock Exchange, for the trading day immediately preceding the relevant date.

                  (4) In the case of an ambiguity in the application of any of the provisions of (1) and (2) above, the Board of Directors or a committee thereof shall have the power to determine for purposes of this Article on the basis of information known to it (i) whether any Person Owns shares, (ii) whether any two or more individuals, corporations, partnerships, estates, trusts, associations or joint stock companies or other entities constitute a Person, and (iii) whether any of the entities of (ii) above constitute a group.

         D. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         E. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT under the Code.

         IN WITNESS WHEREOF, Cousins Properties Incorporated has caused these Restated and Amended Articles of Incorporation to be executed, its corporate seal to be affixed, and its seal and execution thereof to be attested, all by its duly authorized officers this ___ day of ___________, 199__.


                                               COUSINS PROPERTIES INCORPORATED



[CORPORATE SEAL]
                                               By:____________________________
Attest:                                           Title:______________________


________________________
Secretary

                                    EXHIBIT B



                         COUSINS PROPERTIES INCORPORATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS
                             AS AMENDED AND RESTATED

                                      (Bii)

                                      (Bi)
                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

SECTION 1.         PURPOSE..................................................B-1

SECTION 2.         DEFINITIONS..............................................B-1
        2.1        CPI......................................................B-1
        2.2        Board....................................................B-1
        2.3        Effective Date...........................................B-1
        2.4        Executive Stock Plan.....................................B-1
        2.5        Issuance Date............................................B-1
        2.6        Market Price.............................................B-1
        2.7        Old Plan.................................................B-1
        2.8        Outside Director.........................................B-1
        2.9        Plan.....................................................B-2
        2.10       Restricted Stock.........................................B-2
        2.11       Rule 16b-3...............................................B-2
        2.12       Stock  ..................................................B-2

SECTION 3.         AVAILABLE SHARES.........................................B-2

SECTION 4.         STOCK IN LIEU OF CASH....................................B-2
        4.1        Election.................................................B-2
        4.2        Election and Election Revocation Procedure...............B-3
        4.3        Number of Shares.........................................B-3
        4.4        Insufficient Shares......................................B-3
        4.5        Restriction on Shares....................................B-3

SECTION 5.         STOCK OPTIONS............................................B-3
        5.1        General..................................................B-3
        5.2        Terms and Conditions.....................................B-4
        5.3        Minimum Terms and Conditions.............................B-4
        5.4        Payment..................................................B-4

SECTION 6.         RESTRICTED STOCK.........................................B-4
        6.1        General..................................................B-4
        6.2        Conditions...............................................B-4
        6.3        Dividend and Voting Rights...............................B-5
        6.4        Nonforfeitable Stock.....................................B-5

SECTION 7.         NO TRANSFER..............................................B-5

SECTION 8.         OLD PLAN.................................................B-6

SECTION 9.         MISCELLANEOUS............................................B-6
        9.1        References...............................................B-6
        9.2        Construction.............................................B-6
        9.3        Stock Transfer...........................................B-6
        9.4        Source of Stock..........................................B-6
        9.5        Adjustment...............................................B-6
        9.6        Change in Control or Sale of Assets......................B-6
        9.7        Amendment................................................B-7
        9.8        Termination..............................................B-7

                                       B-7
                                   SECTION 1.

                                     PURPOSE

The primary purpose of this Plan is to attract and retain well qualified individuals as Outside Directors of CPI by (1) granting Outside Directors the right to elect to receive compensation in Stock in lieu of cash and (2) providing for grants of options to purchase Stock and grants of shares of Restricted Stock. This Plan is an amendment and restatement of the Cousins Properties Incorporated Stock Plan for Outside Directors.

                                   SECTION 2.

                                   DEFINITIONS

         2.1. CPI -- means Cousins Properties Incorporated and any successor to such corporation.

         2.2.      Board -- means the Board of Directors of CPI.

         2.3.      Effective Date -- means August 27, 1996.

         2.4. Executive Stock Plan -- means the Cousins Properties Incorporated 1995 Stock Incentive Plan, as amended, and any successor to such plan.

         2.5. Issuance Date -- means (i) with respect to shares of Stock to be issued for fees earned on the date of a regular quarterly Board meeting, the date of such meeting and (ii) with respect to shares of Stock to be issued for fees earned between regular quarterly Board meetings, the date of the next regular Board meeting.

         2.6. Market Price -- means the average between the high and the low price for a share of Stock as reported for a day on the national securities exchange on which Stock is actively traded, as such prices are accurately reported in The Wall Street Journal or, if there is no such report for such day, as such prices as so reported for the last business day before such day.

         2.7. Old Plan -- means the Cousins Properties Incorporated Stock Plan for Outside Directors as in effect immediately before the Effective Date.

         2.8. Outside Director -- means a member of the Board who performs no services whatsoever for CPI as a common law employee of CPI.

         2.9. Plan -- means this Cousins Properties Incorporated Stock Plan for Outside Directors, as first effective on the Effective Date and as thereafter as amended from time to time.

         2.10. Restricted Stock -- means a share of Stock granted to an Outside Director subject to such conditions, if any, as the Board deems appropriate under the circumstances.

         2.11. Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16b of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

         2.12.     Stock -- means the $1.00 par value common stock of CPI.

                                   SECTION 3.

                                AVAILABLE SHARES

     There shall be 350,000 shares of Stock made available for payments, options and Restricted Stock grants to Outside Directors under this Plan, which number of shares of Stock shall include the number of shares which remain available for payments under the Old Plan immediately before the Effective Date.

                                   SECTION 4.

                              STOCK IN LIEU OF CASH

     4.1. Election. Each Outside Director shall have the right on or after the Effective Date to elect (in accordance with Section 4.2) to receive Stock in lieu of cash as part of his or her compensation package with respect to all or a specific percentage of:

           (a) any installment of his or her annual cash retainer fee as an Outside Director;

           (b) any fee payable in cash to him or to her for attending a meeting of the Board or a committee of the Board; and

           (c) any fee payable in cash to him or to her for serving as the chairperson of a committee of the Board.

Any election to receive Stock in lieu of cash which was in effect under the Old Plan immediately before the Effective Date shall remain in effect under this Plan until revoked under Section 4.2.

     4.2. Election and Election Revocation Procedure. An election by an Outside Director under Section 4.1 to receive Stock in lieu of cash shall be made in writing and shall be effective as of the date the Outside Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in Section 4.1. After an Outside Director has made an election under this Section 4.2, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective as of the date the Outside Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which an Outside Director can make under this Section 4.2.

     4.3. Number of Shares. The number of shares of Stock which an Outside Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Outside Director has elected under Section 4.1 to receive in the form of Stock by 95% of the Market Price of a share of Stock on the Issuance Date, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Outside Director as of the Issuance Date.

     4.4. Insufficient Shares. If the number of shares of Stock available under this Plan is insufficient as of any date to issue the Stock called for under
Section 4.3, CPI shall issue Stock under Section 4.3 to each Outside Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Outside Director on which the issuance of such Stock was to be based under Section 4.1 and the denominator of which shall equal the amount of the total cash payments to all Outside Directors on which the issuance of such Stock was to be based under Section 4.1. All elections made under this Section 4 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

     4.5 Restriction on Shares. CPI shall have the right to issue the shares of Stock which an Outside Director shall receive in lieu of any cash payment subject to a restriction that the Outside Director have no right to transfer such Stock (except to the extent permissible under Rule 16b-3) for the six month period which starts on the date the Stock is issued or to take such other action as CPI deems necessary or appropriate to make sure that the Outside Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

                                   SECTION 5.

                                  STOCK OPTIONS

     5.1. General. The Board as part of an Outside Director's compensation package may grant options to purchase Stock to such Outside Director.

     5.2. Terms and Conditions. Each option granted under this Plan shall be evidenced by an option certificate which shall set forth the specific terms and conditions, if any, under which such option has been granted in addition to the minimum terms and conditions set forth in Section 5.3.

     5.3. Minimum Terms and Conditions.

          (a) The option price for a share of Stock subject to an option shall be no less than the Market Price for a share of Stock on the date the option is granted.

          (b) No Outside Director shall have the right to exercise an option until after the end of the six month period which begins on the date the option is granted.

           (c) Each option shall expire no later than the tenth anniversary of the date the option is granted.

     5.4. Payment. The option price for a share of Stock shall be payable in full upon the exercise of any option, and an Outside Director may pay the option price either in cash or in Stock which has been held by the Outside Director for at least six months or in any combination of cash and such Stock. If the option price is paid in whole or in part in Stock, such payment shall be made in Stock acceptable to the Board, and any such payment shall be treated as equal to the Market Price of a share of Stock on the date the properly endorsed certificate for such Stock is delivered to the Secretary of CPI.

                                   SECTION 6.

                                RESTRICTED STOCK

     6.1. General. The Board as part of an Outside Director's compensation package may grant Restricted Stock to such Outside Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock certificate, and each such certificate shall set forth the conditions, if any, under which the Stock will be issued in the name of the Outside Director and the conditions, if any, under which the Outside Director's interest in such Stock will become nonforfeitable.

     6.2. Conditions.

          (a) Issuance. The Board acting in its absolute discretion may make the issuance of Restricted Stock in the name of an Outside Director subject to one, or more than one, condition which the Board deems appropriate under the circumstances, and the shares of Restricted Stock subject to a Restricted Stock grant shall be issued by CPI in the name of the Outside Director only after the Board determines that each such condition, if any, has been satisfied.

          (b) Forfeiture. The Board acting in its absolute discretion may make Restricted Stock issued in the name of an Outside Director subject to one, or or more than one, forfeiture condition which the Board deems appropriate under the circumstances, and any Stock issued in the name of an Outside Director shall be forfeited unless the Board determines that each such forfeiture condition, if any, has been satisfied.

     6.3. Dividend and Voting Rights. Each Restricted Stock certificate shall specify what rights, if any, an Outside Director shall have with respect to the Restricted Stock issued in his or her name pending the forfeiture of such Restricted Stock or the lapse of each forfeiture condition, if any, with respect to such Stock.

     6.4 Nonforfeitable Stock. A share of Stock issued in the name of an Outside Director shall cease to be Restricted Stock at such time as the Outside Director's interest in such Stock becomes nonforfeitable, and the certificate representing such share shall be released by CPI and transferred to the Outside Director as soon as practicable thereafter. However, if a share of Restricted Stock is issued and is nonforfeitable before the end of the six month period which starts on the date the Restricted Stock is granted to an Outside Director, CPI shall have the right to issue such Stock subject to a restriction that the Outside Director hold such Stock for the remainder of such six month period or to take such other action as CPI deems necessary or appropriate to make sure that the Outside Director satisfies the applicable holding period requirement, if any, set forth in Rule 16b-3.

                                   SECTION 7.

                                   NO TRANSFER

     No Outside Director shall have the right to transfer any option granted to him or to her under this Plan, or to transfer any Restricted Stock before such Stock has become nonforfeitable, other than by will or by the laws of the descent and distribution. An option shall be exercisable during an Outside Director's lifetime only by the Outside Director. The person or persons to whom an option or Restricted Stock is transferred by will or by the laws of descent and distribution after the death of an Outside Director thereafter shall be subject to the terms and conditions of this Plan and the related certificates.

                                   SECTION 8.

                                    OLD PLAN

     Each option granted under Section 5 and each Restricted Stock grant made under Section 6 shall be granted or made subject to the approval of this Plan by CPI's shareholders. However, each election under Section 4 to receive Stock in lieu of cash shall be effective prior to such shareholder approval to the extent such election would have been permissible under the Old Plan. If CPI's shareholders fail to approve this Plan, the Old Plan shall remain in full force and effect.

                                   SECTION 9.

                                  MISCELLANEOUS

     9.1. References. All references made to sections under this Plan shall be to sections of this Plan.

     9.2. Construction. The headings and sub-headings in this Plan have been included for convenience of reference only. This Plan shall be construed in accordance with the laws of the State of Georgia.

     9.3. Stock Transfer. If any Stock issued under this Plan has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law at the time such Stock is issued, CPI shall have the right as a condition to the issuance of such Stock to require the Outside Director to make such representations or take such other or additional action to satisfy any requirements of, or any exemptions to, any applicable state or federal securities laws respecting such issuance as CPI deems necessary or appropriate under the circumstances, and no such issuance shall be made under this Plan until such condition or conditions have been satisfied to CPI's satisfaction in full.

     9.4. Source of Stock. Stock issued under this Plan may (at CPI's discretion) be issued from treasury Stock or from authorized but unissued Stock.

     9.5. Adjustment. The Board shall have the right to adjust the number of shares of Stock subject to an option and the related option price, or adjust the number of shares of Restricted Stock subject to grants, under the same circumstances, terms and conditions that adjustments can be made under the Executive Stock Plan.

     9.6. Change in Control or Sale of Assets. If the Board determines that there will be a change in control of CPI or any form of disposition of CPI or a sale of substantially all of CPI's assets, the Board shall have the right to waive any conditions in the exercise of any outstanding options granted under this Plan and to waive any and all issuance and forfeiture conditions on Restricted Stock. Any such determination shall be based on the same factors taken into account under the Executive Stock Plan under such circumstances.

     9.7. Amendment. The Board may amend this Plan from time to time; provided, no such amendment shall become effective absent the approval of CPI's shareholders to the extent such approval is required under Rule 16b-3, under the rules of the stock exchange on which Stock is then actively traded or under applicable law.

     9.8. Termination. The Board shall have the right to terminate this Plan at any time and, if deemed fair and appropriate under the circumstances, to cancel all then outstanding options and Restricted Stock grants as part of such termination.

     IN WITNESS WHEREOF, CPI has caused its President to execute this Plan on its behalf this ________ day of _____________, 1996.

                                        COUSINS PROPERTIES INCORPORATED


                                        By:________________________________
                                           President

               COUSINS PROPERTIES INCORPORATED-Proxy Solicited on
                 Behalf of the Board of Directors FOR THE ANNUAL
                     MEETING OF STOCKHOLDERS-April 29, 1997

   The undersigned hereby appoints T. G. Cousins, Richard W. Courts, II and William Porter Payne, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, April 29, 1997, 2:00 p.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual meeting of Stockholders and Proxy Statement dated March 28, 1997 and upon any other business that may properly come before the meeting or any adjournments thereof.

     Said proxies are directed to vote or refrain from voting pursuant to said Proxy Statement as follows, and otherwise in their discretion upon all other matters that may properly come before the meeting or any adjournments thereof.

1.  Election of Directors:  For all nominees listed  below (except as indicated
                            to the contrary*)  ___
                            WITHHOLD AUTHORITY to vote for all nominees listed below ___
*INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

 Bennett A. Brown   Richard W. Courts, II   T.G. Cousins   Terence C. Golden
 Boone A. Knox      William Porter Payne    Richard E. Salomon

2.  FOR___AGAINST___ABSTAIN___     Approval of amendments to and restatement of
                                   the Restated  Articles of Incorporation
                                   as reflected in the Proxy Statement and accompanying copy of the proposed Restated and Amended Articles of Incorporation.

3.  FOR___AGAINST___ABSTAIN___     Approval of amendments  to the  Stock  Plan
                                   for Outside Directors so as to, among other things, allow the grant of restricted stock and stock options to Outside Directors and increase the shares available under the Plan.
                             Continued on other side

                            Continued from other side
THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED "FOR" THE ABOVE PROPOSALS AND NOMINEES.

     The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 28, 1997.

                                      Dated
                                      ___________________________

                                      _________________________________________

                                      _________________________________________


                                             Signature of Stockholder(s)

                                      Please date this proxy and sign exactly as your name(s) appears hereon. If stock is held jointly, each owner must sign. When signing as attorney or in a fiduciary capacity, please give full title. A corporation must sign in full corporate name by an authorized officer. A partner-ship must sign in the partnership name by an authorized person.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.